Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Share Dealings

March 31, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that today Ordinary Shares (“Shares”) and American Depository Shares (“ADSs”) of the Company, as set out below, have been acquired for the Non-Executive Directors, being the part of their total fees that are paid in securities for the period of service from January 1 to March 31, 2014.

	Type of Security (1)	Number of Securities
Dominic Blakemore	Shares	147
William Burns	Shares	178
Dr. Steven Gillis	ADSs	57
Dr. David Ginsburg	ADSs	54
David Kappler	Shares	186
Susan Kilsby	ADSs	61
Anne Minto	Shares	185
David Stout	ADSs	59

(1)              One ADS is equal to three Shares

The Shares and ADSs were acquired on the London Stock Exchange and NASDAQ respectively at prices of £29.9876 per Share and $147.90 per ADS.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:
Investor Relations
Laurie Stelzer	lstelzer@shire.com	+1 781 482 0733
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157
NOTES TO EDITORS
Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX